CERTIFICATE OF ASSISTANT CORPORATE SECRETARY

                                       OF

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION



The undersigned, being the duly elected Assistant Corporate Secretary of American Skandia Life Assurance Corporation (the "Corporation"), does hereby certify that the attached resolution, which was passed at the regular meeting of the Board of Directors of the Corporation on October 31, 1996, is a true and correct copy of the original as filed in the Corporate Record Book of the Corporation and is currently in full force and effect.




IN WITNESS WHEREOF, the undersigned has executed this certificate this 17th day of October, 1997.


                                               /s/Kathleen A. Chapman
                                                  Kathleen A. Chapman
                                             Assistant Corporate Secretary

      SEAL OF
American Skandia Life
Assurance Corporation





Variable Life Resolution
ASLAC Board 10/31/96


         RESOLVED, that the appropriate officers of the Corporation or its successors and assigns, and each of them, with such assistance from the Corporation's independent auditors, legal counsel, and independent consultants or such others as they may require, be, and they hereby are, severally authorized, empowered and directed to take any and all action that is necessary or advisable to obtain a license to conduct the variable life insurance business in the State of Connecticut and such other jurisdictions as designated by the Chief Executive Officer, President or any Executive Vice President of the Corporation or its successors and assigns; and it is further

         RESOLVED, that management of the Corporation or its successors and assigns may in the exercise of their discretion cause to be established one or more non-unitized separate accounts (the "Non-unitized Separate Accounts"), designated by such name or number as selected by the Chief Financial Officer of the Corporation, for the purposes set forth in the following resolutions, and subject to the conditions hereinafter set forth; and it is further

         RESOLVED, that the Non-unitized Separate Accounts may be used to allocate amounts required for market value adjusted and/or fixed type investment options available under variable life insurance contracts issued by the Corporation, as the Chief Executive Officer, President or any Executive Vice President may designate; and it is further

         RESOLVED, that the assets of the Non-unitized Separate Accounts, insofar as permitted by applicable law, be maintained separate from the assets of the Corporation or its successors and assigns, and that the income, gains and losses, realized or unrealized, from assets allocated to the non-unitized separate accounts shall, in accordance with the Contracts, be credited to or charged against such Non-unitized Separate Accounts without regard to other income, gains or losses of the Corporation or its successors and assigns; and it is further

         RESOLVED, that the Non-unitized Separate Accounts shall invest or reinvest the assets of the Non-unitized Separate Accounts in accordance with the Corporation's investment strategy, as approved from time to time by the Investment Committee appointed by the Board of Directors of the Corporation, subject to the limitations and qualifications of applicable state law; and it is further

         RESOLVED, that the Chief Executive Officer, President or any Executive Vice President of the Corporation or its successors and assigns, and each of them with full power to act without the others, be, and they hereby are, severally authorized and empowered to change the designation  of  the  Non-unitized  Separate  Accounts  to  such  other
         designation(s)   as  he/she  may  deem   necessary  or  appropriate  in
         furtherance of the goals of the Corporation or its successors and assigns with respect to such variable life insurance; and it is further

         RESOLVED, that management of the Corporation or its successors and assigns shall cause to be established one or more separate accounts designated "Separate Accounts" (the "Accounts"), designated by such name or number as selected by the Chief Financial Officer of the Corporation, for funding variable life insurance contracts, including funding of reserves required for such contracts, subject to such conditions as hereinafter set forth; and it is further

         RESOLVED, that the Accounts may be used to fund reserves required for such variable life insurance contracts ("Contracts") issued by the Corporation or its successors and assigns, as the Chief Executive Officer, President or any Executive Vice President, and each of them with full power to act without the others, may designate for such purpose; and it is further

         RESOLVED, that the assets of the Accounts be maintained separate from the assets of the Corporation or its successors and assigns, and that the income, gains and losses, realized or unrealized, from assets allocated to the separate accounts shall, in accordance with the Contracts, be credited or charged against such Accounts without regard to other income, gains or losses of the Corporation or its successors and assigns; and it is further

         RESOLVED, that the Accounts shall invest or reinvest the assets of the Accounts, as required by law, whether in securities issued by investment companies registered under the Investment Company Act of 1940, or as may be specified in the Contracts from time to time or in other securities or investments; and it is further

         RESOLVED, that the Chief Executive Officer, President or any Executive Vice President of the Corporation or its successors and assigns, and each of them with full power to act without the others, be, and they hereby are, severally authorized and empowered to change the designation of the Accounts to such other designation(s) as he/she may deem necessary or appropriate in furtherance of the goals of the Corporation or its successors and assigns with respect to such variable life insurance; and it is further

         RESOLVED, that the appropriate officer or officers of the Corporation or its successors and assigns, with such assistance from the Corporation's independent auditors, legal counsel, and independent consultants, or such others as they may require, be, and they hereby are, severally authorized, empowered and directed to the extent required under applicable federal and state laws to take all action necessary to: (a) register any such Account or Accounts as a unit investment trust under the Investment Company Act of 1940, as amended;
         (b) register the Contracts in such amounts, which may be an indefinite amount, under the Securities Act of 1933 as the officers of the Corporation or its successors and assigns shall from time to time deem appropriate; and (c) take all other actions which are necessary or desirable in connection with the offer and sale of said contracts and the operation of the Accounts in order to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933, to the extent any such Act or Acts are applicable, and other applicable federal and state laws, including the filing of any amendments to registration statements, any undertakings and any applications for exemptions from the Investment Company Act of 1940 or other applicable federal and state laws as the Chief Executive Officer, President or any Executive Vice President of the Corporation or its successors and assigns shall deem necessary or appropriate; and it is further

         RESOLVED, that the Chief Executive Officer, President, any Executive Vice President, Corporate Secretary and Assistant Corporate Secretary, and each of them with full power to act without the others, be, and they hereby are, severally authorized and empowered to the extent required under federal law and in cooperation with legal counsel, to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of the Accounts and the Corporation or its successors and assigns as sponsor and depositor, a Registration Statement registering any or all such Accounts as an investment company under the Investment Company Act of 1940, and a Registration Statement under the Securities Act of 1933 registering the Contracts, and any and all amendments to the foregoing on behalf of the Accounts and the Corporation or its successors and assigns and on behalf of and as attorneys for the principal executive officer and/or principal financial officer and/or the principal accounting officer and/or any other officer of the Corporation or its successors and assigns; and it is further

         RESOLVED, that the appropriate officers of the Corporation or its successors and assigns, may be severally appointed by the Chief Executive Officer, President, or any Executive Vice President as agent(s) for service under any such registration statements and are duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto; and it is further

         RESOLVED, that the appropriate officers of the Corporation or its successors and assigns, and each of them, be, and they hereby are, severally authorized and empowered on behalf of the Accounts and the Corporation or its successors and assigns to take any and all action that they may deem necessary or advisable in order to offer or sell the Contracts, including the registering, filing and qualifying of the Corporation (or its successors and assign), the Corporation's officers, agents and employees, and/or the Contracts under the applicable federal laws, the applicable laws of any of the several states and the District of Columbia or other jurisdictions, and in connection therewith to make any filings, seek any interpretations or make other submissions that such officer or officer deems necessary or advisable with regulatory authorities having jurisdiction over the offer and sale of the Contracts and to prepare, execute, deliver and file all requisite documents, including but not limited to applications, reports, covenants, resolutions, applications for exemptions, consents to service of process, surety bonds, powers of attorney, irrevocable consents and such other documents and instruments as may be required under such laws, to pay all necessary fees and expenses, and to take any and all further action which such officers of the Corporation or its successors and assigns may deem necessary or advisable (including entering into whatever agreements and contracts may be necessary) in order to maintain any registrations and qualifications for as long as such officers deem it to be in the best interests of the Accounts and/or the Corporation or the Corporation's successors and assigns; and it is further

         RESOLVED, that the Chief Executive Officer, President, any Executive Vice President, Corporate Secretary and Assistant Corporate Secretary, and each of them with full power to act without the others, be, and they hereby are, severally authorized and empowered in the names and on behalf of the Accounts and/or the Corporation or its successors and assigns, to the extent required by law, to execute and file irrevocable written consents on behalf of the Accounts and the Corporation or its successors and assigns to be used in such states wherein such consents to service of process may be required under the applicable state laws with such registration or qualification of Contracts and to appoint the appropriate state official, or such other person as may be permitted by such applicable laws, agent of the Accounts and of the Corporation or its successors and assigns for the purpose of receiving and accepting process; and it is further

         RESOLVED, that the Chief Executive Officer, President, any Executive Vice President, Corporate Secretary and Assistant Corporate Secretary, and each of them with full power to act without the others, be, and they hereby are, severally authorized and empowered to establish procedures under which the Corporation or its successors and assigns will provide voting rights for owners of such Contracts, to the extent required by law, with respect to securities held in the Accounts; and which in most cases are legally owned by the Corporation; and it is further

         RESOLVED, that the Chief Executive Officer, President or any Executive Vice President, and each of them with full power to act without the others, be, and hereby are, severally authorized and empowered to execute any agreement or agreements with such corporation or other entity as such officers deem necessary or appropriate, under which such corporation or entity will be appointed as principal underwriter and distributor for the Contracts, with such contracts to be executed as such officers deem necessary or appropriate; and it is further

         RESOLVED, that the Chief Executive Officer, President or any Executive Vice President, and each of them with full power to act without the others, be, and hereby are, severally authorized and empowered to execute any agreement or agreements with such corporation or other entity as such officers deem necessary or appropriate, under which such corporation or entity will provide administrative services, whether a third party administrator or otherwise, in connection with the establishment and maintenance of the Account and the design, issuance and administration of the Contracts, with such contracts to be executed as such officers deem necessary or appropriate; and it is further

         RESOLVED, that because the Corporation anticipates that the Account will invest in securities issued by one or more investment companies, the Chief Executive Officer, President or any Executive Vice President of the Corporation or its successors and assigns, and each of them, be, and they hereby are, severally authorized and empowered to execute such agreement or agreements as are necessary or appropriate with the manager, advisor, distributor or sponsor of such investment companies to permit such investments; and it is further

         RESOLVED, that Standards of Suitability and the Standard of Conduct, in the form presented to this Meeting, be, and they hereby are, adopted and approved; and it is further

         RESOLVED, that the appropriate officers of the Corporation or its successors and assigns, and each of them, be, and they hereby are, severally authorized, empowered and instructed to take any and all such action as may be necessary or advisable to amend the Corporation's Certificate of Authority to obtain a license to conduct the variable life insurance business in the State of Connecticut and such other states or jurisdictions as designated by the Chief Executive Officer, President or any Executive Vice President of the Corporation or its successors and assigns; and it is further

         RESOLVED, that the appropriate officers of the Corporation or its successors and assigns, and each of them, be, and hereby are, severally authorized and empowered to execute and deliver all such documents and papers and to perform or cause to be performed all such acts and things as he/she may deem necessary or appropriate to carry out the foregoing resolutions and the intent and purposes thereof.